UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2008

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VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

1231 Alverser Drive, P.O. Box 330, Midlothian, Virginia (Address of principal executive offices)	23113 (Zip Code)

Registrant’s telephone number, including area code: (804) 897-3900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01      Completion of Acquisition or Disposition of Assets.

On October 14, 2008, Village Bank & Trust Financial Corp. (the “Company”) completed the acquisition (the “Merger”) of River City Bank (“River City”).  The Merger was made pursuant to an Agreement and Plan of Reorganization and Merger (the “Merger Agreement”) dated March 9, 2008 by and among the Company, Village Bank, the Company’s wholly-owned subsidiary, and River City.

Under the terms of the Merger, each outstanding share of common stock of River City was converted into the right to receive one share of the Company’s common stock or $11.00 in cash, or a combination thereof based on election and allocation procedures. The Company will issue 80% of the merger consideration in stock, or approximately 1,440,000 shares, and will pay 20% of the merger consideration in cash, or approximately $4,000,000, to the shareholders of River City.

In connection with the Merger, River City will merge with and into Village Bank.

A copy of the press release announcing the completion of the Merger is being filed as Exhibit 99.1 to this report.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

Effective upon the completion of the Merger on October 14, 2008, our Board of Directors (the “Board”) increased its size from 9 members to 12 members and, as provided for in the Merger Agreement, elected Michael A. Katzen, formerly the Chairman of the board of directors of River City, and O. Woodland Hogg, Charles E. Walton, and John T. Wash, Sr., formerly members of the River City board of directors, to the Board of the Company. Mr. Katzen and Mr. Hogg were appointed to the class of directors whose term expires in 2009, Mr. Wash was appointed to the class of directors whose term expires in 2010, and Mr. Walton was appointed to the class of directors whose term expires in 2011.

Resignation of Director

Effective upon the completion of the Merger on October 14, 2008, Dean T. Patrick resigned from the Company’s Board. Mr. Patrick’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits. The following exhibit is being furnished pursuant to Item 2.01 above.

Exhibit No.	Description

99.1	Press Release dated October 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Registrant)

Date: October 16, 2008	By: /s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.

Senior Vice President and CFO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 16, 2008